                                                                    Exhibit 4(h)

              [FORM OF REGISTERED BOND OF THE 2009 BONDS, SERIES H]

                                     [FACE]

                  THIS BOND IS A GLOBAL BOND REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL BONDS REPRESENTED HEREBY, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), A NEW YORK CORPORATION (THE "DEPOSITARY"), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            CONSUMERS ENERGY COMPANY
                               FIRST MORTGAGE BOND
                         4.80% SERIES DUE 2009, SERIES H

CUSIP: ________________

                                                                    $200,000,000

ISIN: ________________

No.: ________________

                  CONSUMERS ENERGY COMPANY, a Michigan corporation (hereinafter called the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred Million Dollars ($200,000,000) on February 17, 2009 and to pay to the registered holder hereof interest on said sum from the latest semi-annual interest payment date to which interest has been paid on the bonds of this series preceding the date hereof, unless the date hereof be an interest payment date to which interest is being paid, in which case from the date hereof, or unless the date hereof is prior to February 15, 2004, in which case from August 26, 2003 or unless the date hereof is after February 15, 2004 but prior to the first date when any interest hereon has been paid, in which case from the last interest payment date on the Company's First Mortgage Bonds, Series due 2009, Series G, to which interest has been paid (or if this bond is dated between the record date for any interest payment date and such interest payment date, then from such interest payment date, provided, however, that if the Company shall default in payment of the interest due on such interest payment date, then from the next preceding semi-annual interest payment date to which interest has been paid on the bonds of this series, or if such interest payment date is February 15, 2004, from August 26, 2003), at the rate per annum, until the principal hereof shall have become due and payable, specified in the title of this bond, payable on February 15 and August 15 in each year. If the Company does not comply with certain of its obligations under the Registration Rights Agreement entered into by the Company as of August 26, 2003, (in which case the Company shall notify the Trustee thereof), the bonds of this series shall, in accordance with Section 5 of such Registration Rights Agreement, bear additional interest ("Additional Interest") in addition to the interest provided for in the immediately preceding sentence. For purposes of the bonds of this series, the term "interest" shall be deemed to include interest provided for in the second immediately preceding sentence and Additional Interest, if any.

                  The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate hereon.

                  IN WITNESS WHEREOF, Consumers Energy Company has caused this bond to be executed in its name by its Chairman of the Board, its President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.

                                        CONSUMERS ENERGY COMPANY

Dated:
                                        By: ____________________________________
                                        Printed: _______________________________
                                        Title: _________________________________

Attest: _________________________

                      TRUSTEE'S AUTHENTICATION CERTIFICATE

                  This is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

                                        JPMORGAN CHASE BANK, Trustee

                                        By: ____________________________________
                                                     Authorized Officer

                                    [REVERSE]

                            CONSUMERS ENERGY COMPANY

                               FIRST MORTGAGE BOND
                         4.80% SERIES DUE 2009, SERIES H

                  The interest payable on any February 15 or August 15 will, subject to certain exceptions provided in the Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the first calendar day of the month next preceding such interest payment date, or, if such February 15 or August 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close. The principal of and the premium, if any, and interest on this bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for that purpose, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

                  This bond is one of the bonds of a series designated as First Mortgage Bonds, 4.80% Series due 2009, Series H (sometimes herein referred to as the "2009 Bonds, Series H" or the "Bonds") issued and to be issued from time to time under and in accordance with and secured by an indenture dated as of September 1, 1945, given by the Company (or its predecessor, Consumers Power Company, a Maine corporation) to City Bank Farmers Trust Company (JPMorgan Chase Bank, successor) (hereinafter sometimes referred to as the "Trustee"), together with indentures supplemental thereto, heretofore or hereafter executed, to which indenture and indentures supplemental thereto (hereinafter referred to collectively as the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights, duties and immunities thereunder of the Trustee and the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the limitations on such rights. By the terms of the Indenture, the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as provided in the Indenture.

                  The 2009 Bonds, Series H are redeemable upon notice given by mailing the same, postage prepaid, not less than thirty days nor more than sixty days prior to the date fixed for redemption to each registered holder of a bond to be redeemed (in whole or in part) at the last address of such holder appearing on the registry books. Any or all of the bonds of this series may be redeemed by the Company, at any time and from time to time prior to maturity, at a redemption price equal to the greater of (1) 100% of the principal amount of the Bonds and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) of principal and interest on the Bonds discounted to the redemption date semiannually (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 25 basis points, plus in either case accrued interest on the Bonds to the date of redemption.

                  "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such redemption date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker (as defined below) as having a maturity comparable to the remaining term of the Bonds to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Bonds.

                  "Independent Investment Banker" means either Banc One Capital Markets, Inc., Barclays Capital Inc., and J. P. Morgan Securities Inc., or, if such firms are unwilling or unable to select the Comparable Treasury Issues, an independent banking institution of national standing selected by the Company.

                  "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "H.15(519)" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (a) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer (as defined below) and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

                  "Reference Treasury Dealer" means (1) each of Banc One Capital Markets, Inc., Barclays Capital Inc., and J. P. Morgan Securities Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall replace that former dealer with another Primary Treasury Dealer and (2) up to four other Primary Treasury Dealers selected by the Company.

                  "Remaining Scheduled Payments" means, with respect to each Bond to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if that redemption date is prior to an interest payment date with respect to such Bond, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that redemption date.

                  In case of certain defaults as specified in the Indenture, the principal of this bond may be declared or may become due and payable on the conditions, at the time, in the manner and with the effect provided in the Indenture. The holders of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in certain cases, to the extent and as provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per centum in principal amount of the bonds (exclusive of bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty per centum in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and the rights of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the written approval or consent of the holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (c) reduce the percentage of the principal amount of the bonds upon the approval or consent the holders of which modifications or alterations may be made as aforesaid.

                  The Company reserves the right, without any consent, vote or other action by holders of the 2009 Bonds, Series H or any other series created after the Sixty-eighth Supplemental Indenture to amend the Indenture to reduce the percentage of the principal amount of bonds the holders of which are required to approve any supplemental indenture (other than any supplemental indenture which is subject to the proviso contained in the immediately preceding sentence) (a) from not less than seventy-five per centum (including sixty per centum of each series affected) to not less than a majority in principal amount of the bonds at the time outstanding or (b) in case fewer than all series are affected, not less than a majority in principal amount of the bonds of all affected series, voting together.

                  No recourse shall be had for the payment of the principal of or premium, if any, or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company, or of any predecessor or successor company, either directly or through the Company, or such predecessor or successor company, or otherwise, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

          [END OF FORM OF REGISTERED BOND OF THE 2009 BONDS, SERIES H]

                                   SCHEDULE I

[144A][REGULATION S] GLOBAL SECURITY

The initial principal amount of Notes evidenced by this Global Note is $[0][___,000,000].

CHANGES TO PRINCIPAL AMOUNT OF NOTES EVIDENCED BY GLOBAL NOTE

                  Principal Amount of Notes
                  by which this Global Note
                     is to be Reduced or      Remaining Principal Amount
                  Increased, and Reason for     of Notes Represented by
Date                Reduction or Increase          this Global Note              Notation Made by
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------